Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

                 Filed by the Registrant []
                 Filed by a Party other than the Registrant [X]

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    [_] Preliminary Proxy Statement
    [_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
         (AS PERMITTED BY RULE 14A-6(E)(2))
    [X] Definitive Proxy Statement
    [_] Definitive Additional Materials
    [_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)
240.14a-12

                      SELIGMAN QUALITY MUNICIPAL FUND, INC.
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               (Name of Registrant as Specified In Its Charter)


            BULLDOG INVESTORS GENERAL PARTNERSHIP AND KARPUS MGT.
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Registrant)

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PROXY STATEMENT OF BULLDOG INVESTORS GENERAL
PARTNERSHIP
AND KARPUS MANAGEMENT, INC., d/b/a KARPUS INVESTMENT
MANAGEMENT STOCKHOLDERS OF SELIGMAN QUALITY MUNICIPAL
FUND, INC., IN OPPOSITION TO THE SOLICITATION BY THE
BOARD OF DIRECTORS AT THE ANNUAL MEETING OF
SHAREHOLDERS (To be held on October 19, 2006)

Bulldog Investors General Partnership (?BIGP?) and
Karpus Management, Inc., d/b/a Karpus Investment
Management (?Karpus?), stockholders of Seligman
Quality Municipal Fund, Inc. (the ?Fund?), are sending this proxy statement and the enclosed GREEN proxy card to common and preferred stockholders of record as of August 18, 2006 (the ?Record Date?) of the Fund. We are soliciting a proxy to vote your shares at one of two venues for the Annual Meeting of Shareholders of the Fund (the ?Meeting?). Please refer to the Fund?s proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders including the election of directors. This proxy statement and the enclosed GREEN proxy card are first being sent to common stockholders of the Fund on or about September
25, 2006.

INTRODUCTION
There are two matters that the Fund has scheduled to be voted upon at the Meeting: (1) to elect three
Directors; and (2) to ratify the selection of Deloitte & Touche LLP as auditors of the Fund for 2006. In addition, we intend to submit a proposal to shareholders (3) to open-end the Fund; (4) to ensure a fair election; (5) to authorize us to bring a lawsuit to invalidate certain actions taken by the Board to thwart a shareholder vote; and (6) to terminate the management agreement between the Fund and J&W Seligman & Co. Incorporated.
We are soliciting a proxy to vote your shares FOR the election of our nominees as director and FOR each of the above proposals.
How Proxies Will Be Voted
If you wish to vote FOR the election of our nominees and/or to vote on any of our proposals, you may do so by completing and returning a GREEN proxy card to us or to our agent. Unless you direct otherwise, your shares will be voted at the Alternate Meeting described below and FOR the election of our nominees, FOR the ratification of Deloitte & Touche LLP as auditors of the Fund for 2007 and FOR each of our proposals. In addition, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

Voting Requirements
The presence in person or by proxy of more than 50%
of the Fund?s outstanding shares shall constitute a
quorum.  The Fund?s bylaws currently require that
each director must be elected by the affirmative vote
of the holders of a majority of the votes entitled to
be cast.  (However, that provision and others will
likely be the basis of a legal challenge because they
were adopted to thwart shareholders from electing
directors of their choice.)  Proposals 2, 3 and 4
each require the affirmative vote of a majority of
the votes cast for approval.  Proposal 5 is advisory
and does not have any specific voting requirement.
Proposal 6 requires the lesser of the affirmative
vote of (1) 67% of the shares present at the Meeting
at which more than 50% of the shares are represented
or (2) more than 50% of the outstanding shares.
Abstentions will only have an impact on Proposal 6,
in which case they will be treated as votes against
it.
 Revocation of Proxies
You may revoke any proxy prior to its exercise by:
(i) delivering a written revocation to us; (ii)
executing and delivering a later dated proxy; or
(iii) voting in person at the Meeting or the
Alternate Meeting described below.  Attendance at the
Meeting or Alternate Meeting will not in and of
itself revoke a proxy.  There is no limit on the
number of times you may revoke your proxy before it
is exercised.  Only your latest dated proxy will be
counted.

ELECTION A: ALTERNATE MEETING

The Board has a fiduciary duty to conduct a fair and
democratic meeting.   However, the Board has stated
that it will not permit shareholders to vote for our
nominees or on any proposals we attempt to make by
declaring them ?out of order.?  Therefore, to allow
shareholders to fully exercise their franchise
rights, we will hold an Alternate Meeting at the same
time as the Board?s Meeting (the ?Sham Meeting?).
All shareholders will be able to fully participate at
the Alternate Meeting which will be held at 9:30 a.m.
on October 19, 2006 at the offices of Bulldog
Investors, Park 80 West - Plaza Two, Saddle Brook, NJ
07663.   The bylaws do not specifically provide for
an Alternate Meeting to a Sham Meeting. However, we are confident that a court will determine that we are justified in holding an Alternate Meeting. When faced with a similar abuse of power by the chair of a meeting, one court declared:

The right of the majority . . . to control the action of the meeting cannot be questioned. A presiding officer cannot arbitrarily defeat the will of the majority by refusing to entertain or put motions, by wrongfully declaring the result of a vote, or by refusing to permit the expression by the majority of its will. He is the representative of the body over which he presides. His will is not binding on it, but its will, legally expressed by a majority of its members, is binding.

Many courts have concluded that an action whose primary purpose is to thwart a shareholder vote is presumptively invalid. After the Meeting we intend to seek a court order to (1) invalidate any such actions taken by the Board and (2) have all proxies counted as instructed whether presented at the Alternate Meeting or the Sham Meeting. Among the actions taken that we intend to challenge are: (1) the adoption of various bylaws designed to thwart a shareholder vote and (2) the Board?s determination to declare our nominations and proposals ?out of order?
if presented at the Sham Meeting.

Election A permits you to have your shares represented at the Alternate Meeting or the Sham
Meeting. Unless instructions to the contrary are given, your proxy will be voted at the Alternate
Meeting. If you vote against Election A, we will attempt to vote your shares at the Sham Meeting but, in light of the Board?s determination to discount them, your vote on the election of directors and on Proposals 4, 5 and 6 might be wasted.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, we intend to nominate the following persons for election as directors. Each nominee has consented to being named in this proxy statement and to serve as a director if elected. Unless noted, all of our nominees are independent and none personally owns shares or has any arrangement or understanding with any person with respect to any future employment by the Fund or by any affiliate of the Fund. We do not know of any material conflicts of interest that would prevent any of them from acting in the best interest of the Fund. Please refer to the Fund?s proxy soliciting material for additional information concerning the election of directors.

Phillip Goldstein (born 1945); 60 Heritage Drive,
Pleasantville, NY 10570 ? Mr. Goldstein is a self-employed investment advisor and a principal of the general partner of three investment partnerships in the Bulldog Investors group of funds, Opportunity
Partners L.P., Opportunity Income Plus Fund L.P., and
Full Value Partners L.P. He has been a director of the Mexico Income and Equity Fund since 2000,
Brantley Capital Corporation since 2001, the Emerging
Markets Telecommunications Fund since 2005 and the
First Israel Fund since 2005. Mr. Goldstein is a principal of three limited partnerships that are general partners of BIGP. Mr. Goldstein and his wife jointly beneficially own 38,500 Shares which they acquired between July 26, 2005 and July 13, 2006.

Gerald Hellerman (born 1937); 10965 Eight Bells Lane,
Columbia, MD 21044 ? Mr. Hellerman is the managing director of Hellerman Associates, a financial and corporate consulting firm. He has been a director of the Mexico Income and Equity Fund since 2001,
Brantley Capital Corporation until 2006, MVC Capital,
Inc. since 2003 and Air Net Systems, Inc since 2005.

Andrew Dakos (born 1966); 5 Ryan Court, Towaco, NJ
07082 ? Mr. Dakos is President and CEO of Uvitek
Printing Ink, Inc., an ink and coating manufacturing company; Managing Member of the general partner of Full Value Partners L.P., and President of Elmhurst
Capital, Inc. an investment advisory firm. He has been a director of the Mexico Income and Equity Fund since 2001 and Brantley Capital Corporation until
2006. Mr. Dakos is a principal of three limited partnerships that are general partners of BIGP.

PROPOSAL 2: RATIFICATION OF SELECTION OF AUDITORS
Unless instructions to the contrary are given, your proxy will be voted to ratify the selection of Deloitte & Touche LLP as auditors of the Fund for 2006.
PROPOSAL 3:  THE SHAREHOLDERS REQUEST THAT THE BOARD
OF DIRECTORS SHALL PROMPTLY TAKE THE STEPS
NECESSARY TO OPEN-END THE FUND.

Open-ending the Fund will eliminate its persistent discount from net asset value. Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal. If adopted, this proposal will not be binding on the board.

PROPOSAL 4:  TO COMPLY WITH SECTIONS 18(I), 2(A)(42),
16(A), 1(B)(2), 1(B)(3) AND 36 OF THE  INVESTMENT
COMPANY ACT OF 1940, EFFECTIVE AS OF 12:01 A.M. OF
THE DATE OF THE 2006 ANNUAL MEETING OF STOCKHOLDERS
AND NOTWITHSTANDING ANY PROVISION TO THE CONTRARY OF
THE FUND?S ARTICLES OF INCORPORATION OR ITS BYLAWS OR
OF MARYLAND LAW, (A) EVERY BENEFICIAL OR RECORD
STOCKHOLDER OF THE FUND ENTITLED TO ATTEND THE ANNUAL
MEETING SHALL BE ENTITLED TO NOMINATE FOR DIRECTOR
AND TO VOTE HIS OR HER SHARES FOR THE ELECTION OF ANY
PERSON OR PERSONS OF HIS OR HER CHOICE, (B) NO
DIRECTOR OR OFFICER OF THE FUND SHALL TAKE ANY ACTION
WHOSE PRIMARY PURPOSE IS TO IMPEDE OR FRUSTRATE ANY
STOCKHOLDER FROM NOMINATING OR VOTING HIS OR HER
SHARES FOR SUCH PERSONS AND (C) AT A MEETING AT WHICH
A QUORUM IS PRESENT, THE PERSONS RECEIVING THE MOST
VOTES SHALL BE DECLARED ELECTED AS DIRECTORS.  ANY
ACTION BY ANY DIRECTOR OR OFFICER OF THE FUND TO
SUBVERT THE INTENT OF THIS PROPOSAL SHALL BE DEEMED
TO BE A BREACH OF FIDUCIARY DUTY UNDER SECTION 36 OF
THE INVESTMENT COMPANY ACT OF 1940 AND UNDER MARYLAND
LAW.

This proposal instructs the Board to hold a fair
Meeting. Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

PROPOSAL 5: THE SHAREHOLDERS AUTHORIZE BIGP AND
KARPUS TO BRING A LAWSUIT TO INVALIDATE CERTAIN
ACTIONS TAKEN BY THE BOARD TO THWART A SHAREHOLDER
VOTE.

This proposal seeks to authorize us to bring a lawsuit to invalidate actions taken by the Board to prevent a fair Meeting. It is advisory only. Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

PROPOSAL 6:  THE MANAGEMENT AGREEMENT BETWEEN THE
FUND AND J&W SELIGMAN & CO. INCORPORATED SHALL BE
TERMINATED.

Seligman?s performance has been very poor and it should be fired. Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

THE SOLICITATION

Persons affiliated with or employed by BIGP or Karpus or their affiliates may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common shares for whom they hold shares of record.
We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of our solicitation expenses which we estimate to be approximately $10,000. There is no arrangement or understanding involving BIGP, Karpus or any of our affiliates relating to future employment by or any future transaction with the Fund or any of its affiliates.

Other than as set forth in this Proxy Statement, there are no contracts, arrangements, or understandings entered into by any of the participants in the solicitation or, to the participants? knowledge, any of their respective associates within the past year with any person with respect to any of the Fund?s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, of the giving or withholding of proxies.

Except as set forth in the Proxy Statement, none of the participants in the solicitation or, to the participants? knowledge, any of their associates has entered into any agreement or understanding with any person with respect to: (i) any future employment by the Fund or its affiliates; or (ii) any future transactions to which the Fund or any of its affiliates will or may be a party.

BIGP and Karpus are the soliciting stockholders. As of September 19, 2006, BIGP beneficially owned
748,900 shares all of which have been purchased within the past two years, and Karpus beneficially owned 684,366 shares of the Fund some of which have been purchased since December 1999. As noted below, three of our nominees are affiliated with BIGP.

September 25, 2006




The BIGP ? Karpus Group, Park 80 West - Plaza Two,
Saddle Brook, NJ 07663
(201) 556-0092 // Fax: (201)556-
0097//pgoldstein@bulldoginvesors.com

			September 25, 2006

Dear Fellow Shareholder of Seligman Quality Municipal
Fund:

The BIGP ? Karpus Group owns more than 30% of the shares of Seligman Quality Municipal Fund and is its largest shareholder. We are writing to you because we are dissatisfied with the Fund?s performance and its persistent discount to net asset value (?NAV?).
We are also appalled by the lack of oversight by the Board of Directors and its failure to do anything to improve the Fund?s performance or narrow the discount. In short, we believe it is time for a change at the top.

SELIGMAN?S ABYSMAL PERFORMANCE

The Fund?s objective is to provide a high level of current income exempt from Federal income taxes consistent with the preservation of capital and with consideration given to opportunities for capital gain. By any measure, that objective has not been met. In fact, in November 2005, the Board of Directors found a ?pronounced lag? in the Fund?s performance compared to its peers ?over the one-, three-, five- and ten-year periods, and over annualized rolling three- and five-year periods ended
September 30, 2005, for each calendar year in the 2000-to-2004 period and for the first nine months of 2005, and compared to a group of ten competitor funds selected by the Manager over annualized rolling three- and five-year periods ended September 30, 2005, for each calendar year in the 2000-to-2004 period, and for the first nine months of 2005.?

Even that dismal assessment understates how badly J &
W Seligman & Co., the Fund?s manager has performed.
On a scale of 1 (best) to 100 (worst), Lipper rated
the Fund?s NAV performance at a rock bottom 100 over
the five-year period ending August 31, 2006.   In
other words, over the last five years, virtually every other insured leveraged national municipal fund has outperformed the Fund. Its short term performance is also abysmal. For the year ending
August 31, 2006, 93% of its peers outperformed the Fund. Finally, if you are a long-term shareholder, we sympathize with you. For the ten-year period ending August 31, 2006, 84% of its peers outperformed the Fund.

Now, let?s look at the Fund?s yield. Of more than 100 closed-end national municipal funds, only one has a lower yield. Since its inception in 1991, the Fund?s monthly dividend has gone from 7.8 cents to the current 4.1 cents. Over the past three years, the monthly dividend has been cut six times. Before those cuts began, the dividend was 60% higher than it is today.

Even though the Board found that the Fund?s performance was ?below average for all periods considered,? it inexplicably renewed Seligman?s contract. Here is the Board?s reasoning in its own words:

The Manager pointed out that the Fund?s comparative performance in recent periods had been adversely affected by the Manager?s decision to defensively position the portfolio in anticipation of rising interest rates, which did not rise as quickly as the Manager anticipated. The Manager also stated that the Fund?s somewhat high expense ratio also adversely affected its comparative performance. Taking into account these comparisons and the other factors considered, the directors were satisfied with the Manager?s explanation of the Fund?s pronounced lag in performance and retained confidence in the Manager?s ability to manage the Fund.

Well, there you have it. The Board uncritically accepted Seligman?s explanation for the Fund?s
?pronounced lag in performance.? It was a result of Seligman?s poor judgment and the Fund?s high expenses. Wouldn?t you like to work for such an understanding boss? If our directors served on a school board, they would probably allow a school bus driver five or ten DUI?s before they lost confidence in his ability to do his job. All joking aside, how can shareholders have confidence in directors that are so tolerant of the manager?s incompetence?

In light of the Fund?s long term underperformance, it is not surprising that its stock has traded at a discount to NAV for a long time. By mid-2005, the discount climbed to more than 14%. That attracted our attention and we began to aggressively accumulate shares. On September 19, 2005, we wrote a letter to the Board to advise it that we would submit a proposal at the next annual meeting to open-end the Fund and unless the Board agreed to abide by the will of the shareholders, seek to elect directors that would do just that. We believed long suffering shareholders deserved an opportunity to exit the Fund at full NAV.

?LET?S RIG THE ELECTION?

The market responded positively to our open-ending proposal and the discount soon moved back to single digits. The Board, on the other hand, responded defensively. First, it flatly refused to abide by a shareholder vote on open-ending. Then, it adopted a new set of bylaws whose primary purpose was to make it more difficult for shareholders to elect directors of their choice. For example, it changed the standard for electing directors from a plurality of the votes cast to a majority of the Fund?s outstanding shares, knowing that it is virtually impossible for any nominee to get that many votes in a contested election. Another bylaw required shareholders to jump through burdensome and unnecessary hoops just to exercise their basic right to nominate directors or present proposals at a shareholder meeting.

On November 22, 2005, we notified the Board in writing of our intent to nominate directors and to submit a ?fair election? proposal. In our letter, we specifically asked the Board to ?notify us as soon as possible if you . . . believe this advance notice is deficient in any manner so that we can promptly cure any such deficiency.? The Board never responded so we reasonably assumed it was satisfied with our notification. In any event, although the Fund ordinarily holds its annual meeting in May, this year it delayed the meeting until October 19th. Thus, the Board has had almost eleven months to prepare for a contested election.

The Board acknowledges that it ?has received three communications indicating that certain dissident
Stockholders intend to solicit proxies . . . in favor of their own nominees for election to the Board.?
Despite this, the Board says it will not permit shareholders to vote for our nominees ?because such communications did not comply with the requirements of the Fund's Bylaws? and that ?any such purported nominations will be ruled out of order in the event they are made at the Meeting, as will certain purported proposals by the same persons that likewise failed to comply with the requirements of the Fund?s
Bylaws.? That is legalese meaning that no matter how much support our nominees receive from shareholders, they cannot be elected.

Why is the Board trying to hold a rigged election?
Brian Zino, a director of the Fund and a principal of Seligman, told us the real reason a few months ago:
?We can do the math.? In other words, he acknowledged that we owned enough shares to insure that our nominees would be elected in a fair election.

Faced with that unpleasant reality, the only way
Seligman could keep its friends on the Board was to
rig the election.  That is why the Board says that if
we try to propose nominees, the Chair will declare
them ?out of order.?  Consequently, we will not vote
our shares (and yours, if you so instruct us) at the
Board?s Sham Meeting and subject to a shareholder
vote we will file a legal challenge to invalidate the
board?s actions.  We will also hold an Alternate
Meeting at the same time as the Board?s Sham Meeting.
All shareholders will be able to fully participate at
the Alternate Meeting which will be held at 9:30 a.m.
on October 19, 2006 at the offices of Bulldog
Investors, Park 80 West - Plaza Two, Saddle Brook, NJ
07663.   The Fund?s bylaws do not specifically
provide for an Alternate Meeting when the Board indicates that the annual meeting will be a Sham
Meeting. However, we believe that under the circumstances we are justified in holding an Alternate Meeting.

To add insult to injury, based on the Board?s proxy statement, the cost of holding the Sham Meeting including proxy solicitation and legal fees will probably be more than $100,000 vs. the $10,000 or so we will spend to hold the Alternate Meeting. And, even though Seligman and the directors are the only beneficiaries of the Sham Meeting, Seligman won?t have to pay a dime. It convinced the Board to send the bill for the entire cost of the Sham Meeting to the shareholders.

SELIGMAN?S ETHICAL LAPSES

Ethical lapses are nothing new for Seligman. It is still dealing with charges by both the SEC and the New York State Attorney General that it fraudulently entered into secret arrangements with certain customers to allow them to trade in and out of its open-end funds in order to generate more fees for Seligman. According to New York State Attorney
General, these arrangements cost long-term shareholders of Seligman?s funds more than $80 million. An affidavit submitted by the Attorney
General also stated that the boards of directors of the Seligman group of funds ?are subservient to Seligman? and that the high expense ratios of Seligman?s funds, which the Board cited as a mitigating factor in excusing the Fund?s severe underperformance, ?are the result of the Boards?
failure to negotiate at arms? length with Seligman.?
But, don?t take our word for it. You can read all the sordid details yourself on the Attorney General?s website (including some shocking emails incriminating
Seligman executives including Mr. Zino).
(http://www.oag.state.ny.us/press/2005/sep/sep29a_05.
html).  The AG?s announcement is titled: ?Secret
Mutual Fund Timing Arrangements Exposed At Seligman:
Tops Execs Approved at Least a Dozen Deals that
Skimmed Millions from Investors?

Apparently, Seligman has not learned its lesson. Its heavy-handed and illegal threat to declare our nominations ?out of order? is just the latest example of its willingness to place its own interest ahead of the interest of shareholders. The truth is that Seligman opposes open-ending for only one reason.
Open-ending would allow shareholders that are fed up with miserable long and short-term performance and an ethically challenged manager to exit at NAV. That would reduce Seligman?s fees which it needs to defend itself from the SEC and Attorney General Spitzer.
Seligman acknowledges that ?these matters and any related publicity [could] result in reduced demand for shares of Seligman Funds or other adverse consequences.? In a nutshell, it is clear that the Fund is being run not for shareholders but to generate fees for Seligman.

We think Seligman?s contract deserves to be terminated and the Fund should be open-ended. Our goal is to gain control of the board and then to maximize shareholder value by allowing shareholders to cash out of their investment at full NAV. Based on the Fund?s current market price, eliminating the discount would amount to an increase of about $1 per share. If you would like to get that $1 per share, don?t expect Seligman to do anything about it. As
Tom Herzfeld, a prominent closed-end fund expert recently said: ?I always had the feeling [Seligman] didn?t care about the discount.?

Finally, if elected, our nominees will propose that the Fund authorize an investigation into the conduct of Seligman, the Fund?s directors, and its lawyers to determine if they should be sued for breach of fiduciary duty, diverting Fund assets for their own benefit, collecting illegal management fees and abuse of control. Any monies collected as a result of such a lawsuit will increase the Fund?s NAV and benefit shareholders.

If you care about your investment in the Fund and want to eliminate the discount and fire our ethically challenged and incompetent manager, please vote your proxy online at WWW.PROXYVOTE.COM or by telephone at 1-800-454-8683. Alternatively, you can mail the GREEN proxy card in the enclosed envelope but please do it today so we can rid the Fund of all three evils
-- the discount, the Board of Directors and Seligman!the

					Very truly yours,


Phillip Goldstein, Bulldog Investors G.P


Sharon Thornton, Karpus Investment Management

PROXY CARD

Proxy Solicited in Opposition to the Board of Directors of Seligman Quality Municipal Fund, Inc.
(the ?Fund?) by Bulldog Investors General Partnership
(?BIGP?) and Karpus Management, Inc. (?Karpus?) for the 2006 Annual Meeting of Shareholders at the Selected Venue

The undersigned hereby appoints Phillip Goldstein, Rajeev Das, Andrew Dakos, and Sharon Thornton and each of them, as the undersigned?s proxies, with full power of substitution, to attend either the Annual
Meeting of Shareholders or Alternate Meeting of
Seligman Quality Municipal Fund, Inc. and any adjourned or postponed Meeting, and to vote on all matters that come before either meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS: Mark votes by placing an ?x? in the appropriate [ ].)

ELECTION A. TO ATTEND THE ALTERNATE ANNUAL MEETING

FOR [   ]						AGAINST [   ]

1. ELECTION OF THREE DIRECTORS

[ ] FOR GERALD HELLERMAN			 [ ] WITHHOLD
AUTHORITY

[ ] FOR PHILLIP GOLDSTEIN			 [ ] WITHHOLD
AUTHORITY

[ ] FOR ANDREW DAKOS				 [ ] WITHHOLD
AUTHORITY
2:  RATIFICATION OF THE SELECTION OF DELOITTE &
TOUCHE LLP AS AUDITORS OF THE FUND FOR 2006.
FOR [   ]			AGAINST [   ]
	ABSTAIN [   ]

3. THE SHAREHOLDERS REQUEST THAT THE BOARD OF
DIRECTORS SHALL PROMPTLY TAKE THE STEPS NECESSARY TO
OPEN-END THE FUND.

FOR [   ]			AGAINST [   ]
	ABSTAIN [   ]

4. TO COMPLY WITH SECTIONS 18(I), 2(A)(42), 16(A),
1(B)(2), 1(B)(3) AND 36 OF THE  INVESTMENT COMPANY
ACT OF 1940, EFFECTIVE AS OF 12:01 A.M. OF THE DATE
OF THE 2006 ANNUAL MEETING OF STOCKHOLDERS AND
NOTWITHSTANDING ANY PROVISION TO THE CONTRARY OF THE
FUND?S ARTICLES OF INCORPORATION OR ITS BYLAWS OR OF
MARYLAND LAW, (A) EVERY BENEFICIAL OR RECORD
STOCKHOLDER OF THE FUND ENTITLED TO ATTEND THE ANNUAL
MEETING SHALL BE ENTITLED TO NOMINATE FOR DIRECTOR
AND TO VOTE HIS OR HER SHARES FOR THE ELECTION OF ANY
PERSON OR PERSONS OF HIS OR HER CHOICE, (B) NO
DIRECTOR OR OFFICER OF THE FUND SHALL TAKE ANY ACTION
WHOSE PRIMARY PURPOSE IS TO IMPEDE OR FRUSTRATE ANY
STOCKHOLDER FROM NOMINATING OR VOTING HIS OR HER
SHARES FOR SUCH PERSONS AND (C) AT A MEETING AT WHICH
A QUORUM IS PRESENT, THE PERSONS RECEIVING THE MOST
VOTES SHALL BE DECLARED ELECTED AS DIRECTORS.  ANY
ACTION BY ANY DIRECTOR OR OFFICER OF THE FUND TO
SUBVERT THE INTENT OF THIS PROPOSAL SHALL BE DEEMED
TO BE A BREACH OF FIDUCIARY DUTY UNDER SECTION 36 OF
THE INVESTMENT COMPANY ACT OF 1940 AND UNDER MARYLAND
LAW.

FOR [   ]			AGAINST [   ]
	ABSTAIN [   ]

5: THE SHAREHOLDERS AUTHORIZE BIGP AND KARPUS TO
BRING A LAWSUIT TO INVALIDATE CERTAIN ACTIONS TAKEN
BY THE BOARD TO THWART A SHAREHOLDER VOTE.

FOR [   ]			AGAINST [   ]
	ABSTAIN [   ]

6:  THE MANAGEMENT AGREEMENT BETWEEN THE FUND AND J&W
SELIGMAN & CO. INCORPORATED SHALL BE TERMINATED.

FOR [   ]			AGAINST [   ]
	ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above in Election A and FOR Proposals 2, 3, 4,
5 and 6. The undersigned hereby acknowledges receipt of the proxy statement dated September 25, 2006 of BIGP and Karpus and revokes any proxy previously executed.



Signature(s)___________________________________
	Dated: _______________









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